Exhibit 10.13

LTF HOLDINGS, INC.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

LTF Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2015 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each vested Restricted Stock Unit represents the right to receive, in accordance with the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), one share of Common Stock (“Share”). This award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Total Number of RSUs:	[Insert Number of RSUs]

Vesting Commencement Date:	[Insert Vesting Commencement Date]

Vesting Schedule:	50% of the Total Number of RSUs will vest on each anniversary of the Vesting Commencement Date, such that 100% of the RSUs will be fully vested on the second anniversary of the Vesting Commencement Date, provided that Participant does not experience a Termination of Service prior to the applicable vesting date.[ Notwithstanding provisions of Section 2.3(a) and Section 2.3(b) of the Agreement, in the event of an initial underwritten offering of Common Stock or securities of the Company or any affiliates of the Company to the general public through a registration statement filed with the Securities and Exchange Commission (other than on Form S-3 or S-8 or any similar successor form or another form used for a purpose similar to the intended use of any such form) (“IPO”), any RSUs granted under this Agreement that have not vested on or prior to the date that is 180 days after such IPO becomes effective shall become vested in full as of such date, subject to the Participant’s continued service through such date.][1]

Termination:	If the Participant experiences a Termination of Service prior to the applicable vesting date, all RSUs that have not become vested on or prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such Termination of Service, if any) will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

[1]	NTD: To include for employees and consultants.

LTF HOLDINGS, INC.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:	[ ]
Title:
Address:	Address:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, LTF Holdings, Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of restricted stock units (“Restricted Stock Units” or “RSUs”) set forth in the Grant Notice under the Company’s 2015 Equity Incentive Plan, as amended from time to time (the “Plan”). Each vested Restricted Stock Unit represents the right to receive one share of Common Stock (“Share”). Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF RESTRICTED STOCK UNITS

Section 2.1    Grant of RSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of RSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any affiliates and for other good and valuable consideration.

Section 2.2    Unsecured Obligation to RSUs. Unless and until the RSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Common Stock under any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

Section 2.3    Vesting Schedule.

(a)    Subject to Section 2.5 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share).

(b)    Unless otherwise determined by the Administrator, (i) upon Termination of Service for any reason, the Participant shall immediately forfeit any and all RSUs granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs that are not so vested shall lapse and expire, and (b) upon Termination of Service by the Company for Cause, any portion of the RSUs that has become vested on or prior to the date of Termination of Service shall be forfeited on such date and shall not thereafter become exercisable.

Section 2.4    Consideration to the Company. In consideration of the grant of the award of RSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any affiliate.

Section 2.5    Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)    The Company or any of its subsidiaries (the “Participating Companies”) have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Laws to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:

(i)    by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii)    with the consent of the Administrator, by the deduction of such amount from other compensation payable to Participant;

(iii)    with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Common Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv)    with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by tendering to the Company vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v)     with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)    with the consent of the Administrator, in any combination of the foregoing.

(b)    With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the

Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Common Stock or enter shares of Common Stock in book entry form issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c)    In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Common Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Common Stock in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(d)    Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of shares of Common Stock. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

Section 2.6    Issuance of Common Stock upon Vesting.

(a)    On or as soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2.3 hereof, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 3.2 hereof) a number of shares of Common Stock (either by delivering one or more certificates for such shares of Common Stock or by entering such shares of Common Stock in book entry form, as determined by the Company in its sole discretion) equal to the number of RSUs subject to this Award that vest on the applicable vesting date, unless such RSUs terminate prior to the given vesting date pursuant to Section 2.3 hereof. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Laws, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.6(a) if such delay will result in a violation of Section 409A of the Code.

Section 2.7    Conditions to Delivery of Shares. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock deliverable hereunder prior to fulfillment of all of the following conditions: (a) the admission of the shares of Common Stock to listing on all stock exchanges on which such shares are then listed, if any, (b) the completion of any registration or other qualification of the shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises, and (e) a joinder or other agreement in the form provided by the Company signed by the Participant or any other person then entitled to the settlement of RSUs or portion thereof, stating that the shares of Common Stock received upon the settlement of RSUs or portion thereof are subject to the terms of the Stockholders Agreement.

Section 2.8    Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any shares of Common Stock underlying the RSUs and deliverable hereunder unless and until such shares of Common Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 8 of the Plan.

ARTICLE III.

OTHER PROVISIONS

Section 3.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

Section 3.2    RSUs Not Transferable. The RSUs shall be subject to the restrictions on transferability set forth in Section 9(a) of the Plan unless and until the shares of Common Stock underlying the RSUs have been issued, and all restrictions applicable to such shares of Common Stock have lapsed, at which time the shares of Common Stock shall be subject to the Stockholders Agreement.

Section 3.3    Tax Consultation. The Participant acknowledges and agrees that his or her entry into this Agreement and participation in the Plan is voluntary and there may be consequences as a result of his or her receipt of the RSUs granted pursuant to this Agreement (and the shares of Common Stock issuable with respect thereto). The Participant represents that he or she (a) has consulted with any tax consultants he or she deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and (b) is not relying on the Company for any tax advice. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he or she (and not the Company) shall be solely responsible for the Participant’s tax liability that may arise as a result of the investment or the transaction contemplated by this Agreement.

Section 3.4    Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.5    Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the RSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 8 of the Plan.

Section 3.6    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.7    Participant’s Representations. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse or domestic partner, if applicable, that (a) the Participant is holding the RSUs for the Participant’s own account, and not for the account of any other person, (b) the Participant is holding the RSUs for investment and not with a view to distribution or resale thereof except in compliance with Applicable Laws regulating securities; and (c) if the Participant is located outside of the United States, he or she (i) is not a U.S. person as such term is defined under Rule 902 of Regulation S promulgated under the Securities Act, (ii) is not acquiring the RSUs for the account or benefit of any U.S. person, and (iii) will not (A) resell or offer to resell the RSUs, or any portion thereof, or (B) engage in hedging transactions, in each case, except in accordance with the terms of the Plan and this Agreement and in accordance with Regulation S, or pursuant to an available exemption from registration under the Securities Act and otherwise in compliance with all applicable securities laws.

Section 3.8    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.9    Jurisdiction and Venue. The Participant and the Company consent to jurisdiction of the courts of the State of Delaware and/or the United States District Court, District of Delaware, for the purpose of resolving all issues of law, equity, or fact, arising out of or in connection with this Agreement. Any action involving claims of a breach of this Agreement shall be brought in such courts. By execution and delivery of this Agreement, each party irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the making of copies thereof by registered or certified mail, postage prepaid, or by recognized express carrier or delivery service, to the applicable party at his, her or its address referred to herein. Each of the parties hereto irrevocably waives any objection which he, she or it may not or hereafter have to the laying of venue for the purposes of all such suits arising out of or in connection with this Agreement, or any related agreement, certificate or instrument referred to above, and hereby further irrevocably waives and agrees, to the fullest extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties consents to personal jurisdiction over such party in the aforementioned courts and hereby waives any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits, shall be exclusively in Wilmington, Delaware.

Section 3.10    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.11    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board in its discretion; provided, however, that, except as may otherwise be provided by the Plan, if such amendment, modification, suspension or termination of this Agreement materially impairs the rights of the Participant hereunder, no such amendment, modification, suspension or termination shall be effective until consented in writing by the Participant.

Section 3.12    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. The Participant may not assign any of his or her rights under this Agreement to single or multiple assignees without the written consent of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

Section 3.13    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in the employ or engagement of the Company or any of its Subsidiaries or affiliates or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries and affiliates, which rights are hereby expressly reserved, to discharge the Participant for any reason whatsoever, with or without cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Participant.

Section 3.14    Shares Subject to Plan and Stockholders Agreement; Entire Agreement. The Participant acknowledges that any shares of Common Stock acquired upon settlement of the RSUs are subject to the terms of the Plan and the Stockholders Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, including all Exhibits thereto, if any (together with the Plan, the Grant Notice and the Stockholders Agreement) shall constitute the complete and exclusive statements of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceedings to vary the terms of this Agreement.

Section 3.15    Section 409A. The Company shall undertake to administer, interpret and construe this Agreement in a manner that does not result in the imposition on the Participant of any additional tax, penalty or interest under Section 409A, and to comply with Section 409A to the extent applicable. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines in good faith that any provision of this Agreement would cause the Participant to incur an additional tax, penalty or interest under Section 409A, the Company and Participant shall cooperate in good faith to (a) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, as the Company and Participant determine to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (b) take such other actions as the Company and Participant determine to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Participant or any other individual to the Company or any of its affiliates, employees or agents.

Section 3.16    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its affiliates with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

Section 3.17    Stockholder Approval.

(a)    Except as otherwise provided in Section 3.17(b), in the event that the Company determines that any right to the RSUs or payment or other benefit under this Agreement (including, without limitation, the settlement of RSUs and taking into account the effect of this Section) or any other agreement by and between the Participant and the Company, to or for the benefit of the Participant (the “Payments”), would, in whole or part when aggregated with any other right, payment or benefit to or for the Participant under all other agreements or benefit plans of the Company, be nondeductible by the Company (or other person making such payment or providing such benefit) as a result of Section 280G of the Code and/or would subject the Participant to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) then, to the extent necessary to make the Payments deductible and to exempt the Payments from the Excise Tax (but only to such extent and after taking into account any reduction in the Payments relating to Section 280G of the Code under any other plan, arrangement or agreement), the RSUs or any other right, payment or benefit under this Agreement shall not become exercisable, vested or paid.

(b)    Notwithstanding any other provision of this Agreement, the provisions of Section 3.17(a) shall not apply to reduce the Payments if the Payments that would otherwise be nondeductible under Section 280G of the Code and/or would subject the Participant to the Excise Tax are disclosed to and approved by the Company’s stockholders in accordance with Section 280G(b)(5)(B) of the Code and the Department of Treasury regulations thereunder.

(c)    The Company shall use commercially reasonable efforts to prepare and deliver to its stockholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to the Payments and to seek the approval of the Company’s stockholders in accordance with Section 280G(b)(5)(B) of the Code and the Department of Treasury regulations thereunder.

ARTICLE IV.

[RESTRICTIVE COVENANTS]2

Section 4.1    [Introduction. The parties acknowledge and agree that (a) the provisions and covenants contained in this Article IV (i) have been negotiated and are entered into in good faith as an ancillary agreement in connection with the grant of the RSUs contemplated by this Agreement, (ii) are

[2]	NTD: Section to be included for employees and consultants.

material to this Agreement, (iii) are provided for, among other things, the protection of the Company’s trade secrets, confidential and commercially-sensitive information, client and customer relationships, goodwill and reputation (which is an honest and just purpose), (iv) are reasonable in geographic and temporal scope and (v) do not impose a greater restriction or restraint than is necessary to protect the Company’s trade secrets, confidential and commercially-sensitive information, client and customer relationships and contacts, goodwill, reputation and other legitimate business interests, (b) the Participant (i) is employed or otherwise engaged as an independent contractor or other service provider by the Company, (ii) has been and/or will be provided with confidential and commercially-sensitive information regarding the Company and its business during his or her employment and/or service with the Company, and (iii) provides special, unique and extraordinary services to the Company, (c) the provisions of this Article IV do not adversely affect the Participant’s ability to earn a living in any capacity, stifle the Participant’s ability to use his or her inherent skills and experience, or otherwise impose undue hardship or oppression on the Participant, and (d) the entitlement to the benefits provided to the Participant under this Agreement, whether or not such benefits have vested and/or become exercisable, constitute sufficient consideration for all of the Participant’s covenants contained in this Article IV.]3[Existing Obligations. The Participant acknowledges and agrees that the Participant shall remain subject to, and will comply with, all of the restrictive covenants set forth in any agreement entered into between the Participant and the Company or any of its Subsidiaries, including, without limitation, that certain employment agreement entered into by and between the Company and the Participant, dated as of October 6, 2015, and, without limiting any rights under the foregoing agreements, in consideration for the Company’s obligations set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the restrictive covenants set forth in that certain employment agreement referenced directly above are hereby incorporated by reference into this Section 4.1 as if set forth in full herein.]4

Section 4.2    Confidential Information. Except as permitted by the Board, during the term of the Participant’s employment and/or service with the Company and at all times thereafter, the Participant shall not divulge, furnish or make accessible to anyone or use in any way other than in the ordinary course of the business of the Company, any confidential, proprietary or secret knowledge or information of the Company or any of its affiliates, whether developed by the Participant or others, including but not limited to (a) trade secrets, (b) confidential and proprietary plans, developments, research, processes, designs, methods or material (whether or not patented or patentable), (c) customer and supplier lists, (d) strategic or other business, marketing or sales plans, (e) financial data and plans and (f) Proprietary Information. The Participant acknowledges that the above-described knowledge and information constitute unique and valuable assets of the Company and represent a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. During the term of the Participant’s employment and/or service with the Company, the Participant shall refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that (i) is now or subsequently becomes generally publicly known for reasons other than the Participant’s violation of this Agreement, (ii) is independently made available to the Participant in good faith by a third party who has not violated a confidential relationship with the Company, or (iii) is required to be disclosed by legal process, other than as a direct or indirect result of the breach of this Agreement by the Participant.

[3]	Note to Draft: Include for employees/consultants other than Bahram Akradi.
[4]	Note to Draft: Include for Bahram Akradi.

Section 4.3    Ventures. If, during the Participant’s employment and/or service with the Company, the Participant is engaged in or associated with the planning or implementing of any project, program or venture involving the Company, all rights in such project, program or venture shall belong to the Company, as applicable. Except as approved in writing by the Board, the Participant shall not be entitled to any interest in any such project, program or venture or to any commission, finder’s fee or other compensation in connection therewith. The Participant shall have no interest, direct or indirect, in any customer or supplier that conducts business with the Company, provided that a passive investment of less than 2.5% of the outstanding shares of capital stock of any customer or supplier listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this sentence.

Section 4.4    Agreement Not to Compete. During the term of the Participant’s employment and/or service with the Company and during the 18-month period following the Termination of Services Date (the “Restricted Period”), regardless of the reason for such termination and regardless of whether the termination is initiated by the Company or Participant, the Participant shall not, directly or indirectly, engage in any manner or capacity (including without limitation as a proprietor, owner, principal, agent, partner, officer, director, employee, member of any association, consultant or otherwise) in any Company Business (as defined below) in the Territory (as defined below). For purposes of this Article IV, (a) “Company” means LTF Holdings, Inc. and any parent, affiliated, related and/or direct or indirect subsidiary entity thereof, (b) “Company Business” means (i) the design, development, operation, management, advertisement, promotion, solicitation, marketing or sale of health and fitness clubs or health and fitness club memberships, (ii) any services, products or programs offered by health and fitness clubs, including but not limited to personal training, nutritional supplements; health testing or health assessments; wellness services or programs (whether direct to consumer or business to business); weight loss services or programs; kids activities; salons, spas, and medical spas; restaurants or cafes; athletic events and related services (including race timing and registration), and (iii) any other product or service that grows into a material business for the Company (or is under development and is projected to grow into a material business for the Company) as of the Participant’s Termination of Service Date, and (c) “Territory” means the United States, Canada and any other country in which the Company is then doing Company Business as of the Participant’s Termination of Service Date. Ownership by the Participant, as a passive investment, of less than 2.5% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 4.4.

Section 4.5    Agreement Not to Solicit or Hire Employees. During the term of the Participant’s employment and/or service with the Company and during the Restricted Period, regardless of the reason for such termination and regardless of whether the termination is initiated by the Company or Participant, the Participant shall not, in any manner or capacity (including without limitation as a proprietor, owner, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise), directly or indirectly, hire, engage or solicit for the purpose of employing or otherwise engaging any person who is then an employee of the Company or who was an employee of the Company as of the Participant’s Termination of Service Date or at any time in the six-month period prior to such hiring, engagement or solicitation.

Section 4.6    Agreement Not to Solicit Business Relations. During the term of the Participant’s employment and/or service with the Company and during the Restricted Period, regardless of the reason for such termination and regardless of whether the termination is initiated by the Company or Participant, the Participant shall not use the Company’s confidential information to, in any manner or capacity (including without limitation as a proprietor, owner, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise), directly or indirectly, solicit, request, advise or induce any current or potential customer, member, supplier or other business contact of the Company to cancel, curtail or otherwise change its relationship with the Company.

Section 4.7    Blue Pencil Doctrine. If the duration of, the scope of or any business activity covered by any provision of this Article IV is found by a court of competent jurisdiction to be in excess of what is valid and enforceable under applicable law, such provision shall be construed to cover only that duration, scope or activity that is valid and enforceable, and all other provisions of this Article IV shall remain in full force and effect. The Participant hereby acknowledges that this Article IV shall be given the construction that renders its provisions valid and enforceable to the maximum extent, not exceeding its express terms, possible under applicable law. Notwithstanding anything to the contrary, this Section 4.7 shall in no event apply to the extent its application would render this Article IV (or any portion thereof) unenforceable under applicable law.

Section 4.8    Return of Records and Property. On or within thirty (30) days of the Termination of Service Date or at any other time as required by the Company, the Participant shall promptly deliver to the Company any and all Company records and any and all Company property in the Participant’s possession or under the Participant’s control, and all copies thereof, including without limitation manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, source codes, data, tables or calculations, keys, access cards, access codes, passwords, credit cards, personal computers, telephones and other electronic equipment belonging to the Company, and shall also permanently delete all Company email, all Company customer, member, supplier or other business contacts’ information, and all other Company information from the Participant’s computer, mobile phone and other electronic devices.

Section 4.9    Protectable Material; Trade Secrets.

(a)    All right, title and interest in all discoveries, inventions, improvements, innovations and other material that the Participant shall conceive or originate individually or jointly or commonly with others during the term of the Participant’s employment and/or service with the Company (i) that are directly related to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or that results from any work performed by the Participant for the Company, (ii) for which any equipment, supplies, facility or trade secret information of the Company was used and/or (iii) which was not developed entirely on the Participant’s own time, whether or not patentable, copyrightable, or registrable as a trademark (“Protectable Material”), shall be the property of the Company and are hereby assigned by the Participant to the Company (and the Participant agrees to assign all Protectable Material to the Company in the future), along with ownership of any and all patents, copyrights, trademarks and other intellectual property rights in the Protectable Material. Upon request and without further compensation therefor, but at no expense to the Participant, the Participant shall execute any and all papers and perform all other acts necessary to assist the Company to obtain and register patents, copyrights, trademarks and other intellectual property rights on the Protectable Materials in any and all countries. Where applicable, works of authorship created by the Participant for the Company in performing the Participant’s duties and responsibilities hereunder shall be considered “works made for hire,” as defined in the U.S. Copyright Act.

(b)    All trade secret information conceived or originated by the Participant that arises during the term of the Participant’s employment and/or service with the Company and out of the performance of the Participant’s duties and responsibilities to the Company or any related material or information shall be the property of the Company, and all rights therein are hereby assigned by the Participant to the Company.

(c)    Notwithstanding the foregoing, the Participant understands that this Agreement does not require assignment of any invention to the extent such invention qualifies for protection under Section 181.78 of the 2015 Minnesota Statutes, Section 2870 of the California Labor Code, Section 49.44.140 of the Revised Code of Washington, 765 Illinois Compiled Statutes 1060, Section 44-130 of the Kansas Statutes, or Section 66-57.1 of the North Carolina General Statutes Article 10A, Chapter 66, Commerce and Business, each as may be amended from time to time, and the current text of each which is attached hereto as Annex 1 to Exhibit B. The Participant hereby acknowledges that the Company has provided him or her with the notification set forth on Exhibit B (and the annex attached thereto) on the date hereof and the Participant shall sign such notification as soon as reasonably practicable after the date hereof.

(d)    Notwithstanding the foregoing, the Participant understands that pursuant to the Defend Trade Secrets Act of 2016, the Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Section 4.10        Non-Disparagement. The Participant will not malign, defame or disparage the reputation, character, image, products or services of the Company, or the reputation or character of the Company’s directors, officers, employees, shareholders or agents, either orally or in writing, at any time; provided that nothing in this Section 4.10 shall be construed to limit or restrict the Participant from providing truthful information to the extent required by applicable law in connection with any legal proceeding, government investigation or other legal matter.

Section 4.11    Enforcement. The Participant acknowledges that the provisions of Article IV are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of those provisions by the Participant would cause real, immediate, substantial and irreparable harm to the Company to such an extent that monetary damages alone would be an inadequate remedy therefor. Therefore, in the event of any actual or threatened breach of any provision of Article IV, the Company shall, in addition to any other remedies it may have, be entitled to injunctive and other equitable relief to enforce such provisions and to restrain the Participant from violating or continuing to violate such provisions, and such relief may be granted without the necessity of proving actual monetary damages or posting bond. The Participant agrees that the Restricted Period shall be tolled, and shall not run, during any period of time in which he or she is in violation of the terms of Section 4.4, 4.5 or 4.6, in order that the Company and its affiliates shall have all of the agreed-upon temporal protection recited herein. No breach of any provision of this Agreement by the Company, or any other claimed breach of contract or violation of law, or change in the nature or scope of the Participant’s employment and/or service relationship with the Company, shall operate to extinguish the Participant’s obligation to comply with Article IV. The Company (including, without limitation, its affiliates) shall have the right to enforce all of the Participant’s obligations to the Company under this Agreement, including without limitation pursuant to Article IV, and the Company shall be entitled to assign its rights under this Article IV without the Participant’s consent. The Participant covenants and agrees that he or she has received adequate consideration for his or her obligations contained in Article IV, and will not take the position that the covenants contained in Article IV are void for lack of consideration. The Participant will be responsible for any and all attorneys’ fees and costs the Company incurs in enforcing the Participant’s obligations contained in Article IV.

EXHIBIT B

[LIMITED EXCLUSION NOTIFICATION]5

THIS IS TO NOTIFY YOU that, notwithstanding anything to the contrary in that certain RSU Award Agreement between you and LTF Holdings, Inc. (the “Company”), dated as of [                    ] (the “RSU Award Agreement”), the RSU Award Agreement does not require assignment of any invention to the extent such invention qualifies for protection under Section 181.78 of the 2015 Minnesota Statutes, Section 2870 of the California Labor Code, Section 49.44.140 of the Revised Code of Washington, 765 Illinois Compiled Statutes 1060, Section 44-130 of the Kansas Statutes, or Section 66-57.1 of the North Carolina General Statutes Article 10A, Chapter 66, Commerce and Business, each as may be amended from time to time. The current text of the aforementioned statutes is attached hereto as Annex 1.

I,                     , acknowledge receipt of a copy of this notification (and the annex thereto).

Date

[5]	NTD: To include for employees and consultants

Annex 1

Section 181.78 of the 2015 Minnesota Statutes

As of the date of this Agreement, Section 181.78 of the 2015 Minnesota Statutes is as follows:

181.78 AGREEMENTS; TERMS RELATING TO INVENTIONS.

Subdivision 1.    Inventions not related to employment. Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

Subd. 2. Effect of subdivision 1. No employer shall require a provision made void and unenforceable by subdivision 1 as a condition of employment or continuing employment.

Subd. 3. Notice to employee. If an employment agreement entered into after August 1, 1977 contains a provision requiring the employee to assign or offer to assign any of the employee’s rights in any invention to an employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer.

Section 2870 of the California Labor Code

As of the date of this Agreement, Section 2870 of the California Labor Code is as follows:

(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)    Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)    Result from any work performed by the employee for the employer.

(b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Section 49.44.140 of the Revised Code of Washington

As of the date of this Agreement, Section 49.44.140 of the Revised Code of Washington is as follows:

(1)     A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

(2)     An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment.

(3)     If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work preformed [performed] by the employee for the employer.

765 Illinois Compiled Statutes 1060

As of the date of this Agreement, 765 Illinois Compiled Statutes 1060 is as follows:

(1)     A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection.

(2)     An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement.

(3)     If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

Section 44-130 of the Kansas Statutes

As of the date of this Agreement, Section 44-130 of the Kansas Statutes is as follows:

(a)     Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1) The invention relates to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2) the invention results from any work performed by the employee for the employer.

(b) Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment.

(c) If an employment agreement contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1) The invention relates directly to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2) the invention results from any work performed by the employee for the employer.

(d) Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention.

Section 66-57-1 of the North Carolina General Statutes

Article 10A, Chapter 66, Commerce and Business

As of the date of this Agreement, Section 66-57.1 of the North Carolina General Statutes Article 10A, Chapter 66, Commerce and Business is as follows:

Employee’s right to certain inventions.

Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer’s equipment, supplies, facility or trade secret information except for those inventions that (i) relate to the employer’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section. (1981, c. 488, s. 1.)